As filed with the Securities and Exchange Commission on April 18, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
CORGI INTERNATIONAL LIMITED
(Exact name of registrant as specified in its charter)

Hong Kong, S.A.R., China	[Not Applicable]
(State of incorporation or organization)	(IRS Employer
Identification No.)
17/F, Oterprise Square
26 Nathan Road, Tsimshatsui, Kowloon,
Hong Kong, S.A.R., China

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class is
to be so registered:	to be registered:

Ordinary Shares, nominal value HK$3.00 per share	Nasdaq Global Market*

American Depositary Shares (as evidenced by American	Nasdaq Global Market
Depositary Receipts), each representing one Ordinary
Share, nominal value HK$3.00 per share
*Not for trading, but only in connection with the American Depositary Shares.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-08134
Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered
     This Amendment No. 1 on Form 8A/A is being filed (i) to reflect the change in name of the Registrant to Corgi International Limited; (ii) to reflect the increase in the authorized share capital of the Registrant to HK$60,000,000 divided into 120,000,000 ordinary shares of HK$0.50 each; and (iii) to reflect the consolidation of 120,000,000 ordinary shares of HK$0.50 each in the authorized share capital of the Registrant into 20,000,000 ordinary shares of HK$3.00 each by consolidating every six shares of HK$0.50 each into one consolidated share, each ranking pari passu in all respects with each other.
     In other respects, the description of the securities to be registered that appears under the captions “Description of Shares” and “Description of American Depositary Receipts” contained in the Registrant’s Registration Statement on Form F-1/A filed with the Commission on March 10, 1998 (File No. 333-08134) under the Securities Act of 1933, is hereby incorporated herein by reference in answer to this item. A revised Prospectus reflecting the aforementioned name change to Corgi International Limited, filed with the Commission on February 1, 2006 pursuant to Rule 424(b)(3) of the Securities Act of 1933, and a revised Prospectus reflecting the aforementioned par value change to HK$3.00 in Corgi International Limited of one (1) ordinary share represented by one American Depositary Share, filed with the Commission on January 3, 2007, as part of the Registration Statement on Form F-6 (File No. 333-08226) filed with the Commission on January 20, 1998, are also incorporated herein by reference in answer to this item.
Item 2. Exhibits
     The following exhibits are filed as a part of this Registration Statement:
1.	Registration Statement on Form F-1 filed with the Commission on December 23, 1997 (File No. 333-08134), as amended by Amendment No. 1 filed with the Commission on February 17, 1998, as further amended by Amendment No. 2 filed with the Commission on March 9, 1998, and as further amended by Amendment No. 3 filed with the Commission on March 10, 1998, incorporated by reference.

2.	Registration Statement on Form F-6 (File No. 333-08226) filed with the Commission on January 20, 1998, incorporated by reference.

3.	Memorandum of Association of the Registrant, filed with the Commission on February 3, 1997 as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-17973), incorporated by reference.

4.	Amended and Restated Articles of Association of the Registrant, filed with the Commission on March 9, 1998 as Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-08134), incorporated by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: April 18, 2007

CORGI INTERNATIONAL LIMITED

By: /s/ Michael Cookson Michael Cookson
Chief Executive Officer and Director

INDEX TO EXHIBITS

1.	Registration Statement on Form F-1 filed with the Commission on December 23, 1997 (File No. 333-08134), as amended by Amendment No. 1 on February 17, 1998, as further amended by Amendment No. 2 on March 9, 1998, and as further amended by Amendment No. 3 on March 10, 1998, incorporated by reference.
2.	Registration Statement on Form F-6 (File No. 333-08226) filed with the Commission on January 20, 1998, incorporated by reference.
3.	Memorandum of Association of the Registrant, filed with the Commission on February 3, 1997 as Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-17973), incorporated by reference.
4.	Amended and Restated Articles of Association of the Registrant, filed with the Commission on March 9, 1998 as Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1/A (File No. 333-08134), incorporated by reference.

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